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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Penfed Bancorp, Inc. and Subsidiary on Form S-8 of our report dated July 25, 1997, on our audits of the consolidated financial statements of Penfed Bancorp, Inc. and Subsidiary as of December 31, 1996 and 1995, and for each of the years then ended which report is incorporated by reference in this Annual Report on Form 10-KSB for the year ended December 31, 1996.


/s/ Coopers & Lybrand L.L.P.

Lexington, Kentucky
October 6, 1997